Navigating the present, focusing on the future.

HELIX ENERGY SOLUTIONS

First Quarter 2015 Conference Call

April 21, 2015

Forward Looking Statements

This presentation contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding future utilization; any projections of financial items; future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statement concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and in the Company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

Social Media

From time to time we provide information about Helix on Twitter (@Helix_ESG) and LinkedIn (www.linkedin.com/company/helix-energy-solutions-group).

Presentation Outline


XLX-88
HELIX
Work class ROV XLX – 88

Executive Summary



Executive Summary

($ in millions, except per share data)	Three Months Ended		
	3/31/2015	3/31/2014	12/31/2014
Revenues	**$ 190**	**$ 254**	**$ 207**
Gross profit:	**$ 35**	**$ 76**	**$ 33**
	18%	*30%*	*16%*
Net income applicable to common shareholders	**$ 20**	**$ 54**	**$ 8**
Diluted earnings per share	**$ 0.19**	**$ 0.51**	**$ 0.08**
Adjusted EBITDA [1]			
Business Segments	$ 53	$ 94	$ 54
Corporate and elimination	(2)	(1)	(15)
Adjusted EBITDA	**$ 51**	**$ 93**	**$ 39**

1. See non-GAAP reconciliations on slide 22.

Executive Summary

- Q1 2015 earnings of $0.19 per diluted share compared to $0.08 per diluted share in Q4 2014
- 68% utilization of well intervention vessels in the first quarter
- *Q4000* on-hire for the entire quarter; 91% utilization in Q1
- *H534* utilized 71% during Q1
- Combined utilization of 54% across North Sea well intervention fleet during the quarter
- *Skandi Constructor* was dockside the majority of Q1 (due to low activity levels)
- *Seawell* remained in dry dock for the entire quarter
- Robotics vessels and ROVs utilized 86% and 61%, respectively, during the first quarter
- HFRS contract extended for an additional year (through March 31, 2018)

Executive Summary

Balance Sheet

- Liquidity* of approximately $1 billion at 3/31/2015
- Cash and cash equivalents totaled $415 million at 3/31/2015
- Net debt of $131 million at 3/31/2015
- See updated debt instrument profile on slide 14

* We define liquidity as the total of cash and cash equivalents ($415 million) plus unused capacity under our revolving credit facility ($584 million).

Operational Highlights



R-BAR

Business Segment Results

($ in millions)

	Three Months Ended					
	3/31/2015		3/31/2014		12/31/2014	
Revenues						
Well Intervention	$ 104		$ 160		$ 122	
Robotics	80		88		81	
Production Facilities	18		23		22	
Intercompany elimination	(12)		(17)		(18)	
Total	$ 190		$ 254		$ 207	
Gross profit						
Well Intervention	18	*18%*	53	*33%*	14	*12%*
Robotics	13	*16%*	13	*15%*	11	*14%*
Production Facilities	5	*26%*	12	*50%*	8	*38%*
Elimination and other	(1)		(2)		-	
Total	$ 35	*18%*	$ 76	*30%*	$ 33	*16%*

- 68% utilization across the well intervention fleet
- *Q4000* utilized 91%; 71% utilization of the *H534* in the quarter
- *Well Enhancer* fully utilized throughout the quarter
- Weak utilization for the *Skandi Constructor* in Q1
- *Seawell* remained dry docked for the entire first quarter
- Robotics achieved 86% utilization on chartered vessel fleet; 61% utilization of ROVs, trenchers and ROVDrill



Well Enhancer

Well Intervention

Gulf of Mexico

- *Q4000* was 91% utilized during Q1; IRS mechanical issues encountered in January
- *Helix 534* was 71% utilized during the quarter; vessel was idle for 26 days
- IRS no. 2 remained on hire for the entire quarter
- *Q5000* nearing completion and expected to depart Singapore heading for the Gulf of Mexico in mid-May

North Sea

- Combined utilization of 54% for the *Well Enhancer* and *Skandi Constructor* during Q1 on a variety of well intervention projects
- *Seawell* remained in dry dock during the quarter for refit
- *Skandi Constructor* conducted pumping work earlier in the quarter; vessel is currently idle in English port of Blyth
- *Well Enhancer* fully utilized during the quarter – initially in the Mediterranean, then in the UK sector on various projects



NOV tower being installed on the *Q5000*

Robotics

- 86% chartered vessel fleet utilization in Q1
  - 26 days utilized on a spot vessel supporting the *REM Installer*
- 61% utilization for ROVs, trenchers and ROVDrill
- *Grand Canyon* fully utilized on a cable burial project offshore Qatar utilizing *T1200* and *i-Trencher*
- *Deep Cygnus* performed 45 days of cable burial scopes with *T1500*, completed a 10 day dry dock for thruster repairs, then completed another 23 days of trenching projects during the quarter
- *REM Installer* performed 58 days of ROV support projects for multiple clients in GOM region
- *Olympic Canyon* fully utilized in India during Q1



T1200 Trencher



***ROVDrill* at Apache 1**

Utilization


100%
80%
60%
40%
20%
0%
68%
67%
91%
86%
79%
80%
61%
73%
75%
Q1 2015
Q4 2014
Q1 2014
Well Intervention Vessels
• Skandi Constructor [1]
• Seawell [2]
• Well Enhancer
• Q4000
• H534
ROV and Trencher Support Vessels
• Olympic Canyon [1]
• Deep Cygnus [1]
• Olympic Triton [1,3]
• Grand Canyon [1]
• REM Installer [1]
• Spot vessels [1,4]
ROVs and Trenchers
• 52 ROVs
• 2 ROVDrill Units
• 5 Trenchers

1. Chartered vessel.
2. Vessel out of service Q1 2015 for dry dock / refit. Not included in Q1 2015 utilization calculation.
3. Vessel returned to owner in September 2014.
4. Robotics chartered an additional spot vessel during Q1 2015 for a total of 26 days; 61 days in Q4 2014 and 62 days in Q1 2014.

Key Balance Sheet Metrics



Debt Instrument Profile

Total funded debt of $566 million at end of Q1 2015:

- $200 million Convertible Senior Notes – 3.25% [1] ($181 million net of unamortized debt discount)
- $274 million Term Loan – LIBOR + 2.25% [2]
  - Annual amortization payments of 5% in years 1 and 2, 10% per annum in years 3 through 5
- $92 million MARAD Debt – 4.93%
  - Semi-annual amortization payments

In Q2 we expect to fully drawdown on the *Q5000* Credit Facility on the following terms:

- $250 million Term Loan – LIBOR + 2.50%
- Annual amortization payments over 5 years with a final balloon payment
- Subject to bank funding requirements

Debt Instrument Profile at 3/31/2015
($ in millions)



$500
$400
$300
$200
$100
$0
$200
$274
$92
2015
2016
2017
2018
2020
2027
Convertible Notes
Term Loan
MARAD Debt

1. Stated maturity 2032. First put / call date March 2018.
2. We have fixed through October 2016 the LIBOR interest rate on 50% of the Term Loan debt at 0.75% utilizing interest rate swaps.

Debt & Liquidity Profile


($ in millions)
Debt 1
Liquidity 2
$2,000
$1,500
$1,000
$500
$0
$1,200
$900
$600
$300
$0
$2,027
$1,803
$1,361
$1,090
$1,358
$967
$1,155
$609
$1,019
$582
$566
$88
$551
$75
$546
$131
12/31/2008
12/31/2009
12/31/2010
12/31/2011
12/31/2012
12/31/2013
12/31/2014
03/31/2015
Gross Debt
Net Debt
Liquidity

Liquidity of approximately $1.0 billion at 3/31/2015

1. Includes impact of unamortized debt discount under our convertible senior notes.
2. We define liquidity as the total of cash and cash equivalents ($415 million) plus unused capacity under our revolving credit facility ($584 million).

2015 Outlook



2015 Outlook

($ in millions, except per share data)	2015 Outlook	2014 Actual
Revenues	$ 840	$ 1,107
EBITDA	~ 200 – 240	378
CAPEX	~ 360	357
Earnings per share (1)	*~ $0.55 – $0.70*	*$1.85*
Revenue Split:		
Well Intervention	$ 475	$ 668
Robotics	320	420
Production Facilities	80	93
Elimination	(35)	(74)
Total	**$ 840**	**$ 1,107**

(1) Earnings per share estimates based on a forecasted corporate tax rate of 2%.

2015 Outlook

- Total backlog as of March 31, 2015 was approximately $2.1 billion
- The *Q4000* (currently in dry dock for an estimated 45 days) is expected to have good utilization in 2015; new three year contract award commences in 2015
- A customer cancellation (with penalty) for the *H534* resulted in a partial gap in its schedule; however there is visibility of work for the vessel in Q2 / Q3
- The *H534* is scheduled to enter dry dock in Q3 of 2015 for an estimated 45 days
- The *Well Enhancer* has good utilization in Q2 and Q3
- The *Seawell* is not expected to re-enter service until late June due to additional work being performed during the refit
- The *Skandi Constructor* is expected to commence a four month campaign beginning this month
- Utilization across the entire North Sea fleet presently looks weak in Q4 of 2015
- IRS no. 2 remains on hire for the remainder of 2015; an additional rental IRS expected to go on-hire mid-2015

2015 Outlook

- Robotics market impacted by the same macro conditions affecting energy markets
- *REM Installer* to continue serving GOM market in 2015; recently awarded preferred contractor status with major subsea construction client, which is expected to provide healthy baseline utilization for the vessel
- *Olympic Canyon* to continue operations offshore India under firm commitment through early September; competitive bid submitted for new contract with existing customer for one to three years firm following current contract end date
- *Deep Cygnus* North Sea trenching campaign with *T1500* continues to build
- *Grand Canyon*, *T1200* and *i-Trencher* to complete current cable burial project offshore Qatar in mid-Q3
- *Grand Canyon II* to enter fleet in April and immediately commence a cable burial project in the North Sea for up to 100 days utilizing *T750*
- *Grand Canyon III* delivery delayed by agreement into 2016 to reduce vessel capacity in a weak market

2015 Outlook – Capex

- 2015 capex is currently forecasted at approximately $360 million, consisting of the following:
- $260 million in growth capital; primarily for newbuilds currently underway, including:
  - $155 million for *Q5000*
  - $40 million for *Q7000*
  - $45 million for *Siem Helix #1* and 2 monohull vessels
  - $10 million in Robotics
  - $10 million for new subsea equipment
- $40 million remaining on the *Seawell* refit in 2015
- $60 million in maintenance capital
  - $25 million for the *Q4000* and *H534* dry dock
  - $30 million in vessel / IRS maintenance and spares
  - $4 million in Robotics maintenance
  - $1 million in other

Non-GAAP Reconciliations

HELIX ENERGY SOLUTIONS



Non-GAAP Reconciliations

($ in millions)	Three Months Ended		
	3/31/2015	3/31/2014	12/31/2014
Net income applicable to common shareholders	$ 20	$ 54	$ 8
Adjustments:			
Net income applicable to noncontrolling interests	$ -	$ 1	$ -
Income tax provision (benefit)	-	20	(1)
Net interest expense and other	5	5	4
Depreciation and amortization	26	25	28
EBITDA	$ 51	$ 105	$ 39
Adjustments:			
Noncontrolling interests	-	(1)	-
(Gain) loss on disposition of assets	-	(11)	-
Adjusted EBITDA	$ 51	$ 93	$ 39

We define Adjusted EBITDA as earnings before net interest expense and other, income taxes, and depreciation and amortization expense. We deduct the noncontrolling interests related to the adjustment components of EBITDA and the gain or loss on disposition of assets to arrive at our measure of Adjusted EBITDA. These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company's operating performance without regard to items which can vary substantially from company to company and help investors meaningfully compare our results from period to period. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income and other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions which are excluded from these measures.

Navigating the present, focusing on the future.

HELIX ENERGY SOLUTIONS

HLX Listed NYSE®

Follow Helix on Twitter - @Helix_ESG

www.linkedin.com/company/helix